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                                                                   EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64936 of Suiza Foods Corporation on Form S-4 of our reports dated February 8, 2001 (March 30, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP



Dallas, Texas
August 10, 2001